NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES CAPITAL PROGRAM

AND GUIDANCE FOR 2013

Company Provides Update on Operations

Houston, Texas – December 18,  2012...Southwestern Energy Company (NYSE: SWN) today announced its total capital investment program in 2013 is planned to be approximately $2.0 billion, compared to approximately $2.1 billion in 2012, consisting of approximately $1.8 billion for its exploration and production segment, $160 million for its midstream segment and $40 million for corporate purposes.

Southwestern is targeting total net gas and oil production of 628 to 640 Bcfe in 2013, up approximately 11 to 13% over the company’s expected 2012 level. Gross operated production is expected to grow approximately 4% in the Fayetteville Shale in 2013,  however the company’s net revenue interest is expected to change from approximately 64% in 2012 to 61% in 2013.  As a result, total net production from the Fayetteville Shale in 2013 is expected to be 475 to 480 Bcf, compared to 484 to 486 Bcf in 2012. The change in net revenue interest in 2013 reflects the move to increased drilling on the eastern side of the field however, longer term, the company’s average net revenue interest is expected to be approximately 64%. In the Marcellus Shale, the company expects its average net revenue interest to remain the same in 2013, resulting in both gross and net production more than doubling from 63 to 65 gross Bcf (53 to 55 net Bcf) in 2012 to 160 to 165 gross Bcf (134 to 139 net Bcf) in 2013.

“2013 will be an exciting year for Southwestern Energy,” stated Steve Mueller, President and Chief Executive Officer of Southwestern Energy.  “In the Fayetteville Shale, we will continue to drive our costs and drilling time down as our newly acquired frac fleets become operational and our target is to invest within cash flow. In the Marcellus Shale, the infrastructure build over the past two years will enable a significant ramp in production from all of our acreage holdings in this highly economic project.  In our New Ventures, we will continue to pursue the commerciality of our Brown Dense project, plus you will see us drill additional wells in our Colorado and Montana projects and in at least one more new project in 2013. Finally, our focus remains on delivering strong returns through both building on our operational strengths and developing a portfolio of projects that provide an ongoing platform for growth.

The following tables provide annual forecast information for 2013,  as compared to projected 2012 results, for capital investments and the gross and net well counts (including wells operated by others) for each of the company’s operating areas.

	Capital Investments
	Projected 2012	Forecast 2013
	(in millions)
Fayetteville Shale Play	$ 1,020	$ 830
Appalachia	540	705
New Ventures	335	235
Ark-La-Tex	10	15
Midstream Services	160	160
Corporate & Other	40	40
Total Capital Investments	$ 2,105	$ 1,985

	Gross Well Count		Net Well Count
	Projected	Forecast	Projected	Forecast
	2012	2013	2012	2013

Fayetteville Shale Play	481	385-390	308	236-241
Appalachia	63	86-88	52	72-74
Ark-La-Tex	2	2-3	1	1-2
New Ventures	7	7-9	6	6-8
Total Well Count	553	480-490	367	315-325

Southwestern expects to participate in approximately 480 to 490 total gross wells (100% will be operated) in 2013, compared to an estimated 553 total gross wells in 2012 (approximately 538 operated). The company’s 2013 net well count is expected to be approximately 315-325 wells compared to approximately 367 net wells in 2012.

In the Fayetteville Shale,  Southwestern plans to drill approximately 385 to 390 gross wells in 2013,  all of which will be operated. Southwestern expects that the average time to drill its operated horizontal wells to total depth from re-entry to re-entry will continue to decrease in 2013 to approximately 6.5 days from approximately 6.8 days projected for 2012. The company’s average 2013 completed well cost is estimated to be $2.7 million per well with a 5,100 average horizontal lateral, compared to an estimated $2.8 million well cost with an average horizontal lateral length of 4,600 feet in 2012.

In the Marcellus Shale,  Southwestern plans to manage its production increase to available capacity and drill a total of 86 to 88 gross wells, all of which will be operated.  Of these, approximately 35 wells will be located in Bradford County, 40 wells will be in Susquehanna County and 12 wells will be in Lycoming County. The company expects that the average time to drill its operated horizontal wells to total depth from re-entry to re-entry will be approximately 13.0 days, compared to approximately 13.1 days projected for 2012. Southwestern’s average 2013 completed well cost is estimated to be $7.1 million per well with a 4,700 average horizontal lateral with 15.0 completed stages, compared to an estimated $6.3 million well cost with an average horizontal lateral length of 4,100 feet and 12.7 completed stages in 2012.

In the company’s New Ventures,  including its Lower Smackover Brown Dense project, Southwestern plans to drill up to 7 to 9 gross wells.

Of the approximate $1.8 billion E&P capital budget for 2013,  $1.3 billion (or 75%) will be invested in development and exploratory drilling, $14 million in seismic and other geological and geophysical (G&G) expenditures, $109 million in leasehold and $318 million in capitalized interest and expenses and other equipment and costs.

Southwestern Issues Guidance for 2013

The company’s projected results for 2013 are as follows:

Estimated Production by Quarter in 2013

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year 2013
Total Production (Bcfe)	150 - 153	153 - 156	159 - 162	166 - 169	628 - 640

Estimated E&P Pricing Deductions in 2013 ($ per Mcfe, except for fuel charges)
Average Basis Differential and Transportation Charge	$0.50 - $0.55
Average Fuel Charge	0.50% - 1.00%

Estimated E&P Operating Expenses in 2013 (assumes $3.50 per Mcf gas price)
Lease Operating Expenses	$0.84 - $0.89
General & Administrative Expense	$0.26 - $0.30
Taxes, Other Than Income Taxes	$0.09 - $0.11

Other Operating Income and Expenses in 2013 (assumes $3.50 per Mcf gas price)
Midstream Operating Income ($ in millions)	$300 - $310
Net Interest Expense ($ in millions)	$26 - $28
Income Tax Rate (95% Deferred)	40.0%
Weighted Average Diluted Shares Outstanding (in millions)	350

As of December 18, 2012, the company had NYMEX hedges in place on notional volumes of 185 Bcf of its 2013 projected natural gas production hedged through fixed price swaps and collars at a weighted average floor price of $5.06 per Mcf.

Assuming a NYMEX commodity price of $3.50 per Mcf of gas for 2013, the company is targeting net income of $525 to $535 million and net cash provided by operating activities before changes in operating assets and liabilities (a non-GAAP measure; see “Explanation and Reconciliation of Non-GAAP Financial Measures” below) of $1,750 to $1,760 million in 2013. The company expects net income plus interest, income tax expense, depreciation, depletion and amortization (also known as EBITDA, a non-GAAP measure; see “Explanation and Reconciliation of Non-GAAP Financial Measures” below) to be approximately $1,780 to $1,790 million in 2013. The company has also provided additional price scenarios and their corresponding estimated financial results for 2013 in the table below:

NYMEX Commodity Prices	Net Income	Net Cash Flow (1)	EBITDA (1)
$3.25 Gas	$460 - $470 Million	$1,650 - $1,660 Million	$1,680 - $1,690 Million
$3.50 Gas	$525 - $535 Million	$1,750 - $1,760 Million	$1,780 - $1,790 Million
$3.75 Gas	$585 - $595 Million	$1,850 - $1,860 Million	$1,880 - $1,890 Million

(1)

Net cash provided by operating activities before changes in operating assets and liabilities (net cash flow) and EBITDA are non-GAAP measures; see Explanation and Reconciliation of Non-GAAP Financial Measures below.

Current Update on Operations

In the Fayetteville Shale, Southwestern expects to place approximately 100 wells on production during the fourth quarter of 2012. Current estimates of completed well costs for wells placed on production during the fourth quarter of 2012 are approximately $2.5 million per well with average lateral lengths of approximately 4,300 feet. Average initial production rates for these wells are currently estimated at approximately 3.8 to 4.0 MMcf per day.

In the Marcellus Shale, the Bluestone Pipeline was placed into service into the TGP 300 Pipeline on November 28.  Since that point, approximately 9 of the company’s operated wells have been placed on production from its Range Trust area in Susquehanna County. The company expects that an additional 5 wells will be placed on production from Susquehanna County by the end of the year. On November 20, the company placed 4 wells on production in Lycoming County and expects to place 2 more wells on production by year-end. On December 17,  2012,  the company’s gross operated production rate from the Marcellus Shale reached approximately 290 MMcf per day.

In the company’s Lower Smackover Brown Dense project, Southwestern tied two wells into a new gas pipeline on November 29. Daily production of both oil and gas from the company’s third and sixth wells, the BML #31-22 #1-1H and the Doles 30-22-1H #1, respectively, continues to increase as flowback fluids are recovered.  The company’s fifth well, the vertical Dean 31-22-1E #1, is also currently producing oil at relatively stable rates after 70 days.

Explanation and Reconciliation of Non-GAAP Financial Measures

Net cash provided by operating activities before changes in operating assets and liabilities (net cash flow) is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Net cash provided by operating activities before changes in operating assets and liabilities should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles. The table below reconciles 2013 forecasted net cash provided by operating activities before changes in operating assets and liabilities with 2013 forecasted net cash provided by operating activities.

2013 Guidance
NYMEX Commodity Price Assumption
	$3.25 Gas	$3.50 Gas	$3.75 Gas
	$85.00 Oil	$85.00 Oil	$85.00 Oil
($ in millions)
Net cash provided by operating activities	$1,650-$1,660	$1,750-$1,760	$1,850-$1,860
Add back (deduct):
Assumed change in operating assets and liabilities	–	–	–
Net cash flow	$1,650-$1,660	$1,750-$1,760	$1,850-$1,860

EBITDA is defined as net income plus interest expense, income tax expense, depreciation, depletion and amortization. Southwestern has included information concerning EBITDA because it is used by certain investors as a measure of the ability of a company to service or incur indebtedness and because it is a financial measure commonly used in the energy industry. EBITDA should not be considered in isolation or as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. EBITDA as defined above may not be comparable to similarly titled measures of other companies. Net income is a financial measure calculated and presented in accordance with generally accepted accounting principles. The table below reconciles 2013 forecasted EBITDA with 2013 forecasted net income.

2013 Guidance
NYMEX Commodity Price Assumption
	$3.25 Gas	$3.50 Gas	$3.75 Gas
	$85.00 Oil	$85.00 Oil	$85.00 Oil
($ in millions)
Net income attributable to SWN	$460-$470	$525-$535	$585-$595
Add back:
Provision for income taxes	306-313	350-357	390-397
Interest expense	27-29	26-28	25-27
Depreciation, depletion, and amortization	880-890	880-890	880-890
EBITDA	$1,680-$1,690	$1,780-$1,790	$1,880-$1,890

Southwestern Energy Company is an independent energy company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering and marketing. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:	R. Craig Owen	Brad D. Sylvester, CFA
	Senior Vice President and Chief Financial Officer	Vice President, Investor Relations
	(281)-618-2808	(281)-618-4897

All statements, other than historical facts and financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company’s future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements, other than to the extent set forth below. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company’s operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company’s actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the company’s ability to transport its production to the most favorable markets or at all; the timing and extent of the company’s success in discovering, developing, producing and estimating reserves; the economic viability of, and the company’s success in drilling, the company’s large acreage position in the Fayetteville Shale play, overall as well as relative to other productive shale gas areas; the company’s ability to fund the company’s planned capital investments; the impact of federal, state and local government regulation, including any legislation relating to hydraulic fracturing, the climate or over the counter derivatives;  the company’s ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale play and the Marcellus Shale play; the costs and availability of oil field personnel services and drilling supplies, raw materials, and equipment and services; the company’s future property acquisition or divestiture activities; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets, changes in interest rates and the ability of the company’s lenders to provide it with funds as agreed; credit risk relating to the risk of loss as a result of non-performance by the company’s counterparties and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see the reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###